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                                   Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-75783, 33-50373 and 33-53133 of Ohio Power Company on Form S-3 of our reports dated February 22, 2000 (March 3, 2000 as to Note 6), appearing in and incorporated by reference in this Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 1999.


Deloitte & Touche LLP
Columbus, Ohio
March 24, 2000